EXHIBIT 8.1
                                   -----------

                   LIST OF THE SUBSIDIARIES OF THE REGISTRANT

                                                  COUNTRY OF            INTEREST
    SUBSIDIARY                                   INCORPORATION         OWNERSHIP
    ----------                                   -------------         ---------

    Euro909.dk A/S                                  Denmark              100.0%
    EuroTrust PKI Services A/S           (1)        Denmark              100.0%
    EuroTrust Virus112 A/S               (2)        Denmark              100.0%
    EuroTrust NetVaulting A/S                       Denmark              100.0%
    EuroTrust Secure Hosting A/S                    Denmark              100.0%
    Europe-Visions A/S                   (3)        Denmark              100.0%
    EuroTrust E-Security SARL                     Switzerland            100.0%



----------

    (1)     Formerly known as EuroTrust Denmark A/S.

    (2)     Formerly known as Virus112.com A/S.

    (3)     Formerly known as Euro909Media A/S Virus112.com A/S.